SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

                           Filed by the Registrant |X|
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12


                         CoActive Marketing Group, Inc.
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
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    paid previously. Identify the previous filing by registration statement
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

                         COACTIVE MARKETING GROUP, INC.
                                 75 Ninth Avenue
                            New York, New York 10011

                         _______________________________

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS
                         _______________________________

         The Annual Meeting of the Stockholders (the "Annual Meeting") of CoActive Marketing Group, Inc. (the "Company") will be held at the Company's principal executive offices, 75 Ninth Avenue, New York, New York 10011, at 10:00 a.m., local New York time, on September 19, 2007, to consider the following matters:

         (1) The election of five directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

         (2) The approval of amendments to the Company's Certificate of Incorporation and Bylaws to adopt a classified Board of Directors; and

         (3) The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on July 30, 2007 as the record date for the Annual Meeting. Only stockholders of record of the Company's Common Stock at the close of business on July 30, 2007 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy.

         The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

         Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope. Your proxy will not be used if you are present and prefer to vote in person or if you revoke the proxy.


                                       By Order of the Board of Directors


                                       /s/ MARC C. PARTICELLI
                                       ----------------------------------
                                       Marc C. Particelli
                                       Chairman of the Board

August 7, 2007

                         COACTIVE MARKETING GROUP, INC.
                                 75 Ninth Avenue
                            New York, New York 10011
                     ______________________________________

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 19, 2007
                     ______________________________________


         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CoActive Marketing Group, Inc., a Delaware corporation (the "Company"), for use at the 2007 Annual Meeting of Stockholders of the Company and for any adjournments or postponements thereof (the "Annual Meeting") to be held at the Company's principal executive offices, 75 Ninth Avenue, New York, New York 10011, at 10:00 a.m., local New York time, on September 19, 2007, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors' proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may vote as to the proposal described in this Proxy Statement.

         All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. In the absence of instructions, shares represented by such Proxy will be voted FOR the election of the nominees of the Board of Directors for Director, and FOR the approval of amendments to the Company's Certificate of Incorporation and Bylaws to adopt a classified Board of Directors. The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters in accordance with their best judgment. A stockholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its principal executive offices at 75 Ninth Avenue, New York, New York 10011, either a written notice of revocation or a duly executed Proxy bearing a later date, or by attending in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy and Annual Report on Form 10-K (including financial statements) for the fiscal year ended March 31, 2007 ("Fiscal 2007"), are being sent to stockholders on or about August 7, 2007.

                                VOTING SECURITIES

         July 30, 2007 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of that date, the Company had outstanding 7,475,925 shares of Common Stock, $.001 par value, excluding treasury shares. The presence, in person or by proxy, of stockholders entitled to cast a majority of votes which stockholders are entitled to cast on a particular matter at the Annual Meeting will constitute a quorum for the Annual Meeting. Holders of Common Stock are entitled to one vote for each share owned upon all matters to be considered at the Annual Meeting. Under Delaware law, abstentions and broker non-votes are treated as present for the purpose of determining a quorum present at the Annual Meeting; however, broker non-votes will be considered not to represent voting power present at the Annual Meeting, while abstentions will be considered to represent voting power present at the Annual Meeting. A "broker non-vote" occurs when a broker or other nominee indicates on the Proxy that it does not have discretionary authority to vote on a particular matter.

         Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote on the election of Directors. Votes withheld from the election of directors are excluded entirely from the vote and will have no effect. There is no cumulative voting in the election of Directors.

         The affirmative vote of a majority of the outstanding shares of Common Stock is required for approval of the amendment to the Company's Certificate of Incorporation to adopt a classified Board of Directors. Abstentions and broker non-votes as to the proposal to adopt a classified Board of Directors will have the same effect as a vote against the proposal.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of July 30, 2007 with respect to stock ownership of (i) those persons or groups known to the Company to beneficially own more than 5% of the Company's outstanding Common Stock, (ii) each of the Directors and nominees of the Company and the Company's executive officers named in the summary compensation table, and (iii) the Company's Directors and executive officers as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares.

                                                                                                           Percent
                                                                            Amount and Nature                of
           Name and Address of Beneficial Owner                        of Beneficial Ownership(1)          Class(1)
           ------------------------------------                        --------------------------          --------
(i)        Beneficial Owners of More Than 5% of the Common
           Stock (Other Than Directors, Nominees and Executive
           Officers)

           Rutabaga Capital Management                                         744,311(2)                    9.9%
           64 Broad Street, 3rd Floor
           Boston, MA 02109

           John P. Benfield                                                    610,278(3)                    8.1%
           63 Murray Ave.
           Port Washington, NY 11050


                                                                                                           Percent
                                                                            Amount and Nature                of
           Name and Address of Beneficial Owner                        of Beneficial Ownership(1)          Class(1)
           ------------------------------------                        --------------------------          --------
           Donald A. Bernard                                                   594,648(3)                    7.9%
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 1011

           Thomas E. Lachenman                                                 464,448(4)                    6.2%
           7788 White Road
           Rising Sun, Indian 47040

(ii)       Directors, Nominees and Executive Officers

           Brian Murphy                                                        701,250                       9.4%
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

           Herbert M. Gardner                                                  290,373(5)                    3.8%
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

           John A. Ward, III                                                   188,491(6)                    2.5%
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

           Charles F. Tarzian                                                  206,955(7)                    2.8%
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

           Marc C. Particelli                                                  231,080(8)                    3.0%
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

           James H. Feeney                                                      57,841(9)                      *
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

           Susan Murphy                                                         20,000                         *
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

           Denise Felitti                                                            0                         *
           c/o CoActive Marketing Group, Inc.
           75 Ninth Avenue
           New York, NY 10011

(iii)      All Directors and Executive Officers as a Group (8                1,695,990(5)(6)(7)(8)(9)       21.7%
           persons)


*    Less than 1%.

(1) All information was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission or otherwise available to the Company.

(2)  Based solely on a Form 13F-HR/A filed with the SEC on May 11, 2007.

(3) Includes 70,000 shares of Common Stock issuable upon exercise of immediately exercisable options.

(4) Includes 28,750 shares of Common Stock issuable upon exercise of immediately exercisable options and 325,698 shares of Common Stock registered in the name of OG Holding Corporation Liquidation Trust. Mr. Lachenman is the trustee of OG Holding Corporation Liquidation Trust and owns the entire interest of the trust in the shares of Common Stock held by the trust.

(5) Includes 40,766 shares of Common Stock issuable upon exercise of immediately exercisable warrants, 66,250 shares of Common Stock issuable upon exercise of immediately exercisable options, 10,000 shares of Common Stock held in a qualified plan, and 46,299 shares of Common Stock held in individual retirement accounts for the benefit of Mr. Gardner. Excludes (i) 23,766 shares of Common Stock held by Mr. Gardner's wife, as to which Mr. Gardner disclaims any beneficial interest, and (ii) 5,880 shares of Common Stock owned by the Gardner Family Foundation, a charitable organization, of which Mr. Gardner is President and a board member.

(6) Includes 38,750 shares of Common Stock issuable upon exercise of immediately exercisable options.

(7) Includes 2,000 shares owned by Mr. Tarzian's spouse as to which Mr. Tarzian disclaims beneficial ownership.

(8) Includes 120,000 shares of Common Stock issuable upon exercise of immediately exercisable options. Also includes (i) 5,700 shares owned by Mr. Particelli's IRA; and (ii) 19,000 shares owned by the Marc C & Kaye B GRAT Trust (the "Trust"). The beneficiaries of the Trust are Mr. Particelli's children, and Mr. Particelli's wife is a trustee of the Trust. Mr. Particelli disclaims beneficial ownership of the shares held by the Trust.

(9) Includes 55,000 shares of Common Stock issuable upon exercise of immediately exercisable options.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         A Board of five Directors of the Company is to be elected at the Annual Meeting, each to serve, subject to the provisions of the Company's By-Laws, until his successor is duly elected and qualified. It is management's recommendation that the accompanying form of Proxy be voted FOR the election as Director of the five persons named below, all of whom are currently Directors of the Company. The Board of Directors believes that the nominees named below are willing to serve as Directors. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

         If all nominees are elected, and Proposal 2 regarding the classification of the Company's Board of Directors is approved, Mr. Tarzian will be a Class I director, with an initial term expiring at the annual meeting in 2008; Messrs. Ward and Feeney will be Class II directors, with their initial terms expiring at our annual meeting in 2009; and Messrs. Particelli and Gardner will be Class III directors, with their initial terms expiring at our annual meeting in 2010. If all nominees are elected and Proposal 2 is not approved, each newly elected director will serve until the next Annual Meeting of the Stockholders and until their successors have been elected and qualified.

         The following table sets forth information with respect to each nominee for Director of the Company, all of whom are currently serving as Directors of the Company, and each executive officer of the Company.

                                    NOMINEES
                                    --------

Marc C. Particelli                     Chairman of the Board of the Company
Age: 62                                since July 12, 2006, and its interim
Director since February 2005;          President and Chief Executive Officer
Chairman of the Board                  from July 12, 2006 until October 9, 2006.
                                       Mr. Particelli was the Chief Executive
                                       Officer of Modem Media, an interactive
                                       marketing services firm, from January
                                       1991 until its acquisition by Digitas
                                       Inc. in October 2004, and more recently, from August 2005 until March 2006, he was the Chief Executive Officer of TSM
                                       Corporation, a telecommunications company serving the Hispanic market. Earlier, Mr.
                                       Particelli was a partner at Oak Hill
                                       Capital Management, a private equity
                                       investment firm, and managing director at Odyssey Partners L.P., a hedge fund.
                                       Prior to entering the private equity
                                       business, Mr. Particelli spent 20 years
                                       with Booz Allen where he helped create
                                       the Marketing Industries Practice and led its expansion across Europe, Asia and South America. Mr. Particelli also currently serves as a director of and investor in several private companies, and as an advisor to several private equity firms. Mr. Particelli presently serves as a director of Pacifichealth
                                       Laboratories, Inc.

Charles F. Tarzian                     Chief Executive Officer of the Company
Age: 50                                since October 9, 2006. From 1996 through
Director since October 2006;           1999, Mr. Tarzian was President of Blau
Chief Executive Officer                Marketing Technologies, the technology
                                       subsidiary of Barry Blau and Partners,
                                       one of the largest independent direct
                                       marketing agencies in the U.S. at that
                                       time. In late 1998, he became Chief
                                       Technology Officer of Circle.com, the
                                       publicly traded subsidiary of Snyder
                                       Communications Inc. providing Internet
                                       professional services, including
                                       strategic e-commerce consulting and
                                       online marketing. Mr. Tarzian later
                                       became Circle.com's Chief Strategy
                                       Officer before being appointed its Chief
                                       Executive Officer in November 2000. In
                                       2001, Circle.com was integrated into Euro
                                       RSCG Worldwide, the global advertising
                                       unit of Havas, and Mr. Tarzian assumed
                                       the title of Chief Executive Officer of
                                       the New York region of Euro RSCG, a
                                       position he held until May 2006.

James H. Feeney                        Principal of The Feeney Group LLC, an
Age: 68                                advertising and marketing consulting firm
Director since July 2004               working with companies in developing
                                       strategic positioning, since 2000. Also
                                       Partner of O'Neil Lifton Huffstetler
                                       Feeney & Barry, a venture marketing,
                                       creative development firm, since May
                                       2003. Prior thereto, from March 1996, was
                                       President and CEO of Trone Advertising,
                                       an advertising agency. Mr. Feeney was
                                       President and Chairman of the Executive
                                       Committee of Albert Frank-Guenther Law, a
                                       125 year old international financial
                                       service agency from 1993 to 1996. Prior
                                       to AFGL, he spent 13 years as Executive
                                       Vice President of Ally&Gargano where he
                                       led the launch of MCI at the Agency for 5 years. He was at The Ted Bates
                                       Advertising Agency for 12 years where he was Managing Director, Senior Vice
                                       President.

Herbert M. Gardner                     Executive Vice President, Barrett-Gardner
Age: 67                                Associates, Inc., an investment and
Director since May 1997                merchant banking firm, since October
                                       2002. Prior thereto, Senior Vice
                                       President of Janney Montgomery Scott LLC, an investment banking firm, since 1978.
                                       Presently serves as Chairman of the Board of Directors of Supreme Industries, Inc.
                                       and as a director of Chase Packaging
                                       Corp., Nu Horizons Electronics Corp., TGC
                                       Industries, Inc. and Rumson Fair Haven
                                       Bank and Trust Company.

John A. Ward, III                      Mr. Ward has been the Chief Executive
Age: 61                                Officer of Innovative Card Technologies,
Director since July 2002               Inc. since August 15, 2006, and was the
                                       interim Chief Executive Officer of Doral
                                       Financial Corporation from September 15,
                                       2005 until August 15, 2006. Previously,
                                       Mr. Ward was the Chairman and Chief
                                       Executive Officer of American Express
                                       Bank from January 1996 until September
                                       2000, and President of Travelers Cheque
                                       Group from April 1997 until September
                                       2000. Mr. Ward joined American Express
                                       following a 27-year career at Chase
                                       Manhattan Bank, during which he held
                                       various senior posts in the United
                                       States, Europe and Japan. His last
                                       position at Chase was that of Chief
                                       Executive Officer of ChaseBankCard
                                       Services, which he held from 1993 until
                                       1995. Presently serves as the Chairman of the Board of Innovative Card Technologies
                                       Inc. and as a director of Primus
                                       Guaranty, Ltd. and Rewards Network Inc.

                               EXECUTIVE OFFICERS
                               ------------------

Brian Murphy                           Vice Chairman of the Company since April
Age: 50                                2, 2007. Previously, Chief Executive
Vice Chairman                          Officer of U.S. Concepts, a wholly-owned
                                       subsidiary of the Company, since December
                                       29, 1998, and until January 6, 2000,
                                       President of such company, and President of predecessor of U.S. Concepts from 1992 through December 29, 1998.

Susan Murphy                           Interim Chief Financial Officer of the
Age: 46                                Company since July 2, 2007, and a
Interim Chief Financial Officer        financial consultant to the Company since
                                       March 2007, during which time she has
                                       spearheaded the Company's efforts to
                                       implement and improve its internal
                                       controls over financial reporting. Ms.
                                       Murphy has been a financial reporting and internal controls consultant since July
                                       2003, during which time she has been
                                       retained by Euro-RSCG, a division of
                                       Havas Advertising, and DoubleClick, among others. Previously, from August 1987 to June 2003, Ms. Murphy held numerous senior level positions with Euro-RSCG, and was the Chief Financial Officer for its North American division from November
                                       1999 until June 2003. From 1987 until
                                       1999, she was the Chief Financial Officer and Managing Partner of Cohn & Wells, a direct marketing network, and a division of Euro-RSCG.

Denise Felitti                         Vice President - Controller of the
Age: 43                                Company since July 2, 2007. Ms. Felitti
Vice President - Controller            has been employed by the Company in its
(Principal Accounting Officer)         finance and accounting department since
                                       August 2005. Previously, from 2003 to
                                       June 2005, Ms. Felitti was the Assistant
                                       Controller at Deutsch Advertising (a
                                       subsidiary of IPG), and from 2000 until
                                       May 2003, she was the Controller at
                                       Messner, Vetere, Berger, McNamee
                                       Schmetterer (a subsidiary of Euro RSCG).
                                       Ms. Felitti was also employed for 10
                                       years, ultimately as the
                                       Controller/Finance Manager, of Charlex
                                       Inc., a video production company. Ms.
                                       Felitti holds an MBA in Management.

Director Independence

         The Board of Directors has determined that each of the following directors is an "independent director" as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (the "NASD listing standards"): Herbert M. Gardner, James H. Feeney, Marc C. Particelli and John A. Ward, III. The Board of Directors has also determined that each of the members of the three Board committees listed below meets the independence requirements applicable to those committees prescribed by the NASD listing standards and the Securities and Exchange Commission, as currently in effect.

Committees of the Board of Directors

         The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating Committee. The primary responsibilities of each of these committees and their members are listed below.

Audit Committee

         The Audit Committee is composed of Herbert M. Gardner (Chairman), John
A. Ward, III and James H. Feeney. The Audit Committee oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company's audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the financial statements to be included in the Company's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements but is not responsible for their content. The Board of Directors has determined that Herbert M. Gardner is an "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K.

         The Audit Committee operates pursuant to a charter which has been duly adopted by the Board of Directors. A copy of the charter can be viewed on the Company's website at http://www.coactivemarketing.com.

                             AUDIT COMMITTEE REPORT

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, including the Company's internal controls, the quality of its financial reporting and the independence and performance of the Company's independent certified public accountants.

         Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent certified public accountants audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States and discuss with management any issues that they believe should be raised with management.

         The Audit Committee reviewed the Company's audited financial statements for Fiscal 2007 which were included in the Company's Annual Report on Form 10-K for Fiscal 2007, and met with both management and Lazar Levine & Felix ("Lazar Levine"), the Company's independent certified public accountants, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

         The Audit Committee has received from Lazar Levine the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with Lazar Levine their independence from the Company and its management. The Audit Committee also discussed with Lazar Levine any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited financial statements for Fiscal 2007 be included in the Company's Annual Report on Form 10-K for Fiscal 2007 for filing with the Securities and Exchange Commission.

         Herbert M. Gardner, Chairman
         John A. Ward, III
         James H. Feeney

Compensation Committee

         The Compensation Committee, composed of John A. Ward, III (Chairman), Herbert M. Gardner, and James H. Feeney, is responsible for determining the compensation packages of the Company's executives. The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee the Company's compensation strategy, policies, plans and programs including:

         o establishment of corporate and individual performance objectives relevant to the compensation of the Company's executive officers, other senior management and directors and evaluation of performance in light of these stated objectives;

         o review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company's Chief Executive Officer and the other executive officers and directors; and

         o        administration of the Company's equity compensation plans.

         Commencing this year, the Compensation Committee also began to review and discuss with management the Company's Compensation Discussion and Analysis and to consider whether to recommend that it be included in proxy statements and other filings.

         The Company, on behalf of the Compensation Committee, from time to time retains the services of an outside compensation consultant to review and make recommendations with regard to executive compensation.

         The Compensation Committee operates pursuant to a charter which has been duly adopted by the Board of Directors. A copy of the charter can be viewed on the Company's website at http://www.coactivemarketing.com.

Compensation Committee Interlocks and Insider Participation

         None of the current members of the Compensation Committee have been, or are, an officer or employee of the Company. During Fiscal 2007, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving as a member of our Board of Directors.

                          COMPENSATION COMMITTEE REPORT

         We have reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on that review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

         John A. Ward, III, Chairman
         James H. Feeney
         Herbert M. Gardner

Nominating Committee

         The Nominating Committee, composed of James H. Feeney (Chairman), Herbert M. Gardner and John A. Ward, III, is responsible for, among other things, identifying individuals qualified to become Board members, and recommending to the Board individuals for nomination as members of the Board. The Nominating Committee operates pursuant to a charter which can be viewed on the Company's website at http://www.coactivemarketing.com

         The Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrating excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees will be reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee will consider diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee will review such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards, applicable Securities and Exchange Commission rules and regulations and the advice of counsel, if necessary. The Committee will use the Board's and management's network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee will meet to discuss and consider such candidates' qualifications and selects a nominee by majority vote.

         The Nominating Committee will consider director candidates recommended by stockholders. The Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee at the following address: 75 Ninth Avenue, New York, New York 10011, not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company's stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

         Stockholders who wish to nominate a person for election as a director (as opposed to making a recommendation to the Nominating Committee) must follow the procedures described in Section 3.13 of the Company's by-laws.

Attendance at Board and Committee Meetings

         During Fiscal 2007, the Board of Directors held eight meetings and acted by unanimous written consent four times, the Audit Committee held 15 meetings, the Nominating Committee held two meetings, and the Compensation Committee held three meetings and acted by unanimous written consent twice. During Fiscal 2007, each director attended or participated in 75% or more of the meetings of the Board of Directors and the meetings held by all committees of the Board of Directors on which such director served.

         It is the Company's policy to encourage each director to attend the annual meeting of stockholders. The Board of Directors generally schedules a meeting on the day of the annual meeting of stockholders and directors therefore typically attend the annual meeting of stockholders. All of the Company's directors then in office were present at the 2006 Annual Meeting of Stockholders held on September 28, 2006.

Stockholder Communication with the Board of Directors

         Stockholders may send communications to the Board of Directors as a whole, any Committee or group of directors or a single director. Such communications may be sent to the Board of Directors (or a Committee, group or member thereof), c/o Corporate Secretary, 75 Ninth Avenue, New York, New York 10011. The Secretary will receive the correspondence and, unless such communications are irrelevant or inappropriate (such as advertisements and hostile communications) will forward it to the entire Board of Directors or to any individual director or group or Committee of directors to whom the communication is directed, as appropriate.

Code of Conduct

         The Company maintains a Code of Conduct that is applicable to all of the Company's employees, including the Company's Chief Executive Officer and Chief Financial Officer. The Code of Conduct, which satisfies the requirements of a "code of ethics" under applicable Securities and Exchange Commission rules, contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code.

                                 PROPOSAL NO. 2
                   APPROVAL OF A CLASSIFIED BOARD OF DIRECTORS

         The Board has unanimously adopted a resolution proposing an amendment to the Company's Certificate of Incorporation adding a new Article that classifies the Board into three classes with staggered terms of office. The Board has also unanimously adopted a resolution proposing an amendment to the Company's Bylaws by adding a new Section of the Bylaws to create a classified Board as provided for in the proposed amendment to the Certificate of Incorporation. The Board of Directors currently consists of a single class of five directors. All of the Company's directors are elected at each Annual Meeting of Stockholders unless a vacancy occurs during the year and the Nomination Committee finds a candidate to fill the vacancy. The classified board amendment would classify the Board into three separate classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term.

         Members in each class would be elected at the Annual Meeting. The director initially elected in Class I (Charles F. Tarzian) would serve until the next Annual Meeting of Stockholders in 2008 or until his successor has been elected and have qualified, or until his earlier death, resignation, retirement or removal. The directors initially elected in Class II (John A. Ward, III and James H. Feeney) would serve until the Annual Meeting of Stockholders in 2009 or until their respective successors have been elected and qualified, or until their earlier death, resignation, retirement or removal. The directors initially elected in Class III (Marc C. Particelli and Herbert M. Gardner) would serve until the Annual Meeting of Stockholders in 2010 or until their respective successors have been elected and qualified, or until their earlier death, resignation, retirement or removal.

         Beginning with the election of directors to be held at the 2008 Annual Meeting of Stockholders, the class of directors to be elected in such year would be elected for a three-year term, and at each successive annual meeting, the class of directors to be elected in such year would be elected for a three-year term so that the term of office of one class of directors shall expire in each year.

         Unless a director is removed or resigns, three annual elections would be needed to replace all of the directors on the classified Board. The classified board amendment may therefore discourage an individual or entity from acquiring a significant position in the Company's stock with the intention of obtaining immediate control of the Board. If this Proposal No. 2 is adopted, these provisions will be applicable to each annual election of directors, including the elections following any change of control of the Company.

         The Company is not aware of any present third-party plans to gain control of the Company, and the classified board amendment is not being recommended in response to any such plan. Rather, the Board is recommending the classified board amendment as part of its periodic review of the Company's corporate governance mechanism and to assist in assuring fair and equitable treatment for all of the Company's stockholders in hostile takeover situations. The Board has no present intention of soliciting a stockholder vote on any other proposals relating to a possible takeover of the Company.

Advantages of the Classified Board Amendment

         The classified board amendment is designed to assure continuity and stability in the Board's leadership and policies by ensuring that at any given time a majority of the directors will have prior experience with the Company and, therefore, will be familiar with its business and operations. The Company has not experienced continuity problems in the past and the Board wishes to ensure that this experience will continue. The Board believes that the stability in the Board of Directors' leadership and policies in the past has helped to promote the creation of long-term stockholder value. The Board also believes that the classified board amendment will assist the Board in protecting the interests of the Company's stockholders in the event of an unsolicited offer for the Company by encouraging any potential acquirer to negotiate directly with the Board.

Disadvantages of the Classified Board Amendment; Potential Anti Takeover Effects

         The classified board amendment may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board, even if the takeover bidder were to acquire a majority of the voting power of the Company's outstanding Common Stock. Without the ability to obtain immediate control of the Board, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company. Thus, the classified board amendment could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. By potentially discouraging accumulations of large blocks of the Company's stock and fluctuations in the market price of the Company's stock caused by accumulations, the classified board amendment could cause stockholders to lose opportunities to sell their shares at temporarily higher prices. Further, the classified board amendment will make it more difficult for stockholders to change the majority composition of the Board, even if the stockholders believe such a change would be desirable.

         The complete text of the proposed amendment to the Company's Certificate of Incorporation and the proposed amendments to the Company's Bylaws providing for a classified Board are attached as Exhibits A and B, respectively. Please read Exhibits A and B in their entirety.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.


                             EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

         The Compensation Committee of the Board of Directors (the "Committee"), under its charter, is charged with, among other things, determining the cash and non-cash compensation of our executive officers, and exercising the authority of the Board of Directors with respect to the administration of our stock-based and other incentive compensation plans.

         Our compensation arrangements with those persons who served as our executive officers for all or part of Fiscal 2007 primarily reflect the individual circumstances surrounding the applicable executive officer's hiring or appointment, as reflected in the employment agreements we entered into with those persons, and, in the case of departed executives, the separation agreements we entered into with such persons. The foregoing information is intended to provide context for the discussion that follows regarding our compensation arrangements with those persons who served as our executive officers for all or part of Fiscal 2007.

Compensation Philosophy

         The Committee believes that the most effective executive compensation programs are designed to attract and retain key employees, reward the achievement of corporate and individual objectives, and reward superior performance. The Committee evaluates both performance and compensation to make sure that compensation provided to key employees remains competitive relative to the compensation paid to executives at peer companies. The Committee believes that the Company's compensation programs should include cash and equity-based compensation and should reward performance as measured against individual and Company goals.

Role of Management Officers in Compensation Decisions

         The Committee makes all compensation decisions for executive officers. The Chief Executive Officer, together with other members of management, evaluate the performance of executive officers (other than the Chief Executive Officer), and the Chief Executive Officer then makes recommendations to the Committee with respect to annual salary adjustments, annual cash bonus awards and restricted stock grants. The Committee can exercise its discretion in modifying any recommended salary adjustments or discretionary cash or equity-based awards to executives.

Principal Components of Compensation of Our Executive Officers

         The principal components of the compensation we have historically paid to our executive officers have consisted of:

         o        base salary;

         o        cash bonuses; and

         o equity compensation, generally in the form of stock options, and more recently in the form of restricted stock.

         In addition, for Fiscal 2007, the Company awarded discretionary cash bonuses to the persons serving as Chief Executive Officer and Chief Financial Officer as of the end of the year.

Allocation and Objectives of Compensation

         For Fiscal 2007, compensation of our executive officers primarily reflected the individual circumstances surrounding the applicable executive employment arrangements, as reflected in the agreements we entered into with those persons. Beginning with Fiscal 2008, the Committee has established the following policies and guidelines with respect to the mix of base salary, cash bonus and equity awards to be paid or awarded to our executive officers.

         o Target cash bonus for our Chief Executive Officer equal to 50% of his base salary for the achievement of objectives established by the Committee and the Board of Directors;

         o Target cash bonus for our other executive officers equal to 30% of the base salary of each such officer, respectively, for the achievement of objectives established by the Committee and the Board of Directors; and

         o Restricted stock grants vesting over five-years, awarded to executive officers at the discretion of the Committee annually and upon initial employment.

         The principal objective used by the Company for determining cash bonuses is EBITDA (earnings before interest, taxes, depreciation and amortization).

Base Salary

         Base salary levels for the Company's executive officers recognize the experience, skills, knowledge and responsibilities required of each executive officer and are determined, as applicable, based on prevailing market conditions, terms of existing employment agreements, and arms' length negotiation.

Chief Executive Officer

         Charles F. Tarzian was appointed our Chief Executive Officer on October 9, 2006. Pursuant to an employment agreement entered into by the Company and Mr. Tarzian, Mr. Tarzian's base salary is $375,000 per annum. The terms of Mr. Tarzian's employment agreement were negotiated by our Chairman of the Board, in consultation with the Committee, based on prevailing market conditions and available data on the compensation of executives in similar positions with comparable companies.

Interim and former Chief Executive Officer

         John Benfield was the Company's Chief Executive Officer during Fiscal 2007 up until July 12, 2006, and was replace by Marc Particelli, who served as interim Chief Executive Officer until Mr. Tarzian's appointment in October 2006. The base salaries for Messrs. Benfield and Particelli for service to the Company as Chief Executive Officer were pursuant to the terms of the respective employment agreements with such persons which were approved of by the Committee.

Other Executive Officers

         The base salary for the Company's executive officers during Fiscal 2007 reflected the terms of their respective employment agreements, and in the case of the Company's Chief Financial Officer, a $50,000 raise effective in July 2006 to $306,000 per annum, which was approved of by the Committee.

Equity Compensation

Chief Executive Officer

         Upon his appointment, the Committee approved the award to Mr. Tarzian of 200,000 shares of the Company's common stock under a Restricted Stock Agreement. The shares will vest in one installment on October 9, 2011 (the five-year anniversary of his appointment) if Mr. Tarzian is then employed by the Company. In addition, the shares are subject to earlier incremental vesting to the extent the Company's shares of common stock trade above specified thresholds for a minimum period of 20 consecutive trading days during the term of his employment with the Company.

Interim Chief Executive Officer

         In connection with his appointment as interim Chief Executive Officer, Mr. Particelli was issued a five-year stock option to purchase 80,000 shares of the Company's common stock at a price of $1.57 per share, the market price of the common stock on the date the grant was authorized.

Other Executive Officers

         In recognition of his service to the Company, the Company's Chief Financial Officer was granted 100,000 shares of the Company's common stock under a Restricted Stock Agreement in August 2006. By the terms of such grant, 80,000 of such shares were forfeited to the Company subsequent to Fiscal 2007 upon his departure from the Company. In addition, during Fiscal 2007, in order to increase the number of shares of Common Stock available for the grant of awards under the Company's 2002 Long-Term Incentive Plan, the Committee approved the grant of an aggregate of 198,750 shares of restricted stock to two executive officers in exchange for the cancellation by such officers of options to purchase an aggregate of 265,000 shares of Common Stock. 52,500 of such restricted shares were forfeited to the Company at the end of Fiscal 2007 upon the departure of one of such officers from the Company.

Bonus Compensation

          On April 2, 2007, the Committee approved the payment of discretionary cash bonuses of $85,000 to Mr. Tarzian, and $65,000 to the Company's then Chief Financial Officer in respect of such officers' performance during Fiscal 2007. Such bonuses were paid in July 2007.

Other Benefits

         The Company believes that establishing competitive benefit packages for its employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, and the Company's 401(k) plan, in each case on the same basis as other employees. During 2007, consistent with the Company's practice with respect to all of its employees, the Company provided matching contributions under its 401(k) plan. Other than the 401(k) plan offered to all of its eligible employees, the Company does not offer retirement benefits.

                           SUMMARY COMPENSATION TABLE

         The following table shows for Fiscal 2007 compensation awarded to or earned by Charles F. Tarzian, the Company's Chief Executive Officer; John Benfield and Marc Particelli, each of whom served as Chief Executive Officer of the Company during portions of Fiscal 2007; Erwin Mevorah, who was the Company's Chief Financial Officer during Fiscal 2007; Paul A. Amershadian, who was an executive officer of the Company during Fiscal 2007; and Brian Murphy, who served as Chief Executive Officer of the Company's U.S. Concepts subsidiary during Fiscal 2007, and who is currently the Company's Vice Chairman (collectively, the "Named Executive Officers"). Messrs. Benfield, Mevorah and Amershadian are no longer employed by the Company.


                                                                                           Option        All Other
     Name and                     Fiscal       Salary                        Stock        Awards (1)    Compensation
Principal Position                 Year         ($)           Bonus ($)     Awards ($)       ($)           (2) ($)      Total ($)
----------------------------------------------------------------------------------------------------------------------------------
Charles F. Tarzian,
Chief Executive Officer            2007     $  179,087       $  85,000    $   38,000            --             --     $    302,087

Marc Particelli,
former Chief Executive Officer     2007     $   72,917                                   $  55,480(7)          --     $    128,397

John Benfield,
former Chief Executive Officer     2007     $  324,000(3)           --                          --     $    7,650     $    331,650

Erwin Mevorah,
former Chief Financial Officer     2007     $  307,940(4)    $  65,000    $   76,800            --     $    7,650     $    457,390

Brian Murphy,
Vice Chairman and former
Chief Executive Officer
of US Concepts                     2007     $  362,000(5)           --    $    4,826            --     $    7,500     $    389,326

Paul Amershadian,
former Exec. VP of Sales           2007     $  316,148(6)                 $    2,958                   $    1,249     $    320,355

(1) The value of option awards granted to the Named Executive Officers has been estimated pursuant to SFAS No. 123(R), except that for purposes of this table, we have assumed that none of the options will be forfeited. The Named Executive Officers will not realize the estimated value of these awards in cash until these awards are vested and exercised or sold. For information regarding our valuation of option awards, see "Stock Options" in Note 8 of our financial statements for the period ended March 31, 2007.
(2)     Consists of 401(k) matching contributions.
(3)     Includes $6,000 in respect of a car allowance.
(4)     Includes $2,000 in respect of a car allowance.
(5)     Includes $4,000 in respect of a car allowance.
(6)     Includes $10,148 in respect of a car allowance.
(7) Reflects options to purchase 80,000 shares of Common Stock at an exercise price of $1.57, all of which are currently exercisable.


                                        Grants of Plan-Based Awards in Fiscal 2007

                                            All Other Stock     All Other Option                         Grant Date
                                            Awards: Number      Awards: Number of      Exercise or      Fair Value of
                                             of Shares of          Securities         Base Price of       Stock and
                                            Stock or Units     Underlying Options     Option Awards     Option Awards
Name                      Grant Date              (#)                  (#)               ($/Sh)               ($)
---------------------------------------------------------------------------------------------------------------------
Charlie Tarzian            10/9/2006            200,000                  --                  --            $380,000

Marc Particelli            6/20/2006                 --              80,000               $1.57            $ 55,480

John Benfield                  --                    --                  --                  --                  --

Erwin Mevorah               8/9/2006            100,000                  --                  --            $171,000

Brian Murphy               2/14/2007            146,250                  --                  --            $289,575

Paul Amershadian           1/18/2007             52,500                  --                  --            $ 88,725


                                         Outstanding Equity Awards at March 31, 2007

-------------------------------------------------------------------------------------------------------------------------
                                           Option Awards                                         Stock Awards
-------------------------------------------------------------------------------------------------------------------------
                                                                                            Number of
                         Number of            Number of                                     shares or
                         Securities           Securities                                     Units of     Market Value of
                         Underlying           Underlying                                    Stock That    shares or Units
                         Unexercised          Unexercised        Option         Option       Have Not      of Stock That
                           Options              Options         Exercise      Expiration      Vested      Have Not Vested
Name                   (#) Exercisable   (#) Unexercisable      Price ($)        Date          (#)               ($)
-------------------------------------------------------------------------------------------------------------------------
Charlie Tarzian                  --               --                 --          --           200,000          $398,000

Marc Particelli (1)          80,000               --              $1.57        6/14/2011           --                --

John Benfield               125,000               --              $4.00        5/2/2007            --                --
                             70,000                               $3.00        6/17/2008

Erwin Mevorah                    --               --                 --           --          160,000(2)       $318,400

Brian Murphy                     --               --                 --           --          146,250          $291,038

Paul  Amershadian                --               --                 --           --               --                --

(1)  Does not include options awarded for services as a director.
(2) These shares were subsequently forfeited to the Company upon Mr. Mevorah's departure from the Company.



                Option Exercises and Stock Vested in Fiscal 2007

                                           Option Awards                     Stock Awards
                                  ------------------------------------------------------------------
                                     Number of                         Number of
                                      Shares           Value            Shares           Value
                                    Acquired on     Realized on       Acquired on     Realized on
                                     Exercise         Exercise          Vesting         Vesting
Name                                    (#)             ($)                (#)            ($)
----------------------------------------------------------------------------------------------------
Charlie Tarzian                            --               --                 --             --

Marc Particelli                            --               --                 --             --

John Benfield                         125,000         $150,000                 --             --

Erwin Mevorah                              --               --             40,000        $79,600

Brian Murphy                               --               --                 --             --

Paul Amershadian                      108,880         $130,656                 --             --

Executive Employment Contracts, Termination of
Employment and Change-in-Control Arrangements
---------------------------------------------

         Charles F. Tarzian. On October 9, 2006, the Company entered into an Employment Agreement with Charles F. Tarzian under which Mr. Tarzian joined the Company as its President and Chief Executive Officer, replacing Marc C. Particelli. The Employment Agreement with Mr. Tarzian is for a three-year term and provides Mr. Tarzian with (i) an annual base salary of $375,000, (ii) an annual bonus targeted at 50% of his base salary, (iii) an initial award of 200,000 shares of the Company's common stock under a Restricted Stock Agreement, and (iv) up to an additional 50,000 shares of restricted Common Stock per year based on the achievement of annual targets approved by the Company's Board of Directors. Pursuant to the Employment Agreement, in the event that Mr. Tarzian's employment is terminated by the Company without "Cause" or by Mr. Tarzian for "Good Reason", Mr. Tarzian will be entitled to six months severance pay.

         John Benfield. On June 14, 2006, the Board of Directors of the Company accepted the resignation of John Benfield, the Company's President, Chief Executive Officer and Chairman of the Board, and appointed Marc C. Particelli, a member of the Company's Board of Directors, to serve as Mr. Benfield's replacement on an interim basis. Mr. Benfield's resignation was effective as of July 12, 2006. In connection with Mr. Benfield's resignation, the Company and Mr. Benfield entered into an Agreement pursuant to which Mr. Benfield continued to be compensated at the rate of $300,000 per annum and received the same benefits previously provided to him by the Company as its Chief Executive Officer until July 1, 2007. Pursuant to that Agreement, Mr. Benfield remained employed by the Company to assist in the transition for a period of three-months following his resignation.

         Marc C. Particelli. In connection with his appointment as interim Chief Executive Officer, Mr. Particelli entered into an Employment Agreement with the Company pursuant to which Mr. Particelli was paid an annual salary of $250,000 for devoting approximately 50% of his working time to the Company. In addition, for his agreement to serve as interim President, Chief Executive Officer and Chairman of the Board, the Board approved the grant to Mr. Particelli of a five-year stock option to purchase 80,000 shares of the Company's Common Stock at a price of $1.57 per share, the market price of the common stock on the date the grant was authorized.

         Brian Murphy. On April 2, 2007, the Company entered into an Employment Agreement with Brian Murphy under which Mr. Murphy serves as the Company's Vice Chairman. This Employment Agreement superseded and replaced an employment agreement under which Mr. Murphy had served as the Chief Executive Officer of the Company's U.S. Concepts subsidiary. The Employment Agreement with Mr. Murphy is for a three-year term and provides Mr. Murphy with an annual base salary of $362,000. Pursuant to the Employment Agreement, in the event Mr. Murphy's employment is terminated by the Company without "Cause" or by Mr. Murphy for "Good Reason", Mr. Murphy will be entitled to one month's severance payment for each year of service to the Company, with a maximum of twelve months of severance payments.

         Erwin Mevorah. Pursuant to an Agreement dated as of April 30, 2007, the Company and Mr. Mevorah agreed to Mr. Mevorah's resignation as Chief Financial Officer and the termination of his employment with the Company. Pursuant to the Agreement, the Company (i) agreed to pay Mr. Mevorah up to six months' of severance payments in the amount of $153,000, and in no event less than four months of severance payments, and (ii) paid Mr. Mevorah his previously approved bonus of $65,000 plus approximately $11,000 for accrued and unused vacation days.

         Paul Amershadian. Pursuant to an Agreement dated as of March 27, 2007, the employment relationship between Paul Amershadian, the Company's former Executive Vice President of Marketing and Sales and the Company terminated on March 31, 2007, the last day of the term of his employment under his Employment Agreement with the Company. Pursuant to the Agreement (i) the Company paid Mr. Amershadian a severance payment of $50,000, plus $12,500 per month for the three-month period ending June 30, 2007 for consulting services, (ii) Mr. Amershadian sold to three directors of the Company 163,196 shares of the Company's Common Stock for aggregate consideration of $258,568, which proceeds were paid to the Company to reduce Mr. Amershadian's obligations to the Company under a promissory note, and (iii) Mr. Amershadian's remaining obligations under that promissory note in the amount of approximately $306,000 were cancelled.

         Neither Susan Murphy, the Company's interim Chief Financial Offer, nor Denise Felitti, the Company's Vice President - Controller, are party to an employment agreement with the Company.

Compensation of Directors

         The following table shows for the Fiscal 2007 certain information with respect to the compensation of all non-employee directors of the Company.

                                     Fees Earned or       Option
                                      Paid in Cash       Awards (1)           Total
Name                                      ($)                ($)               ($)
------------------------------------------------------------------------------------
Marc C. Particelli (2)                      98,750           17,136          115,886
Herbert M. Gardner (3)                      60,250            7,603           67,853
John A. Ward, III (4)                       54,750            7,603           62,353
James H. Feeney (5)                         72,500           17,136           89,636
Thomas Lachenman (6)                        16,000            7,603           23,603

(1) The value of option awards granted to directors has been estimated pursuant to SFAS No. 123(R) for options granted in Fiscal 2007. The directors will not realize the estimated value of these awards in cash until these awards are vested and exercised or sold. For information regarding our valuation of option awards, see "Stock Options" in Note 8 of our financial statements for the period ended March 31, 2007.
(2) At March 31, 2007, Mr. Particelli held options to purchase an aggregate of 115,000 shares of Common Stock.
(3) At March 31, 2007, Mr. Gardner held options to purchase an aggregate of 68,125 shares of Common Stock.
(4) At March 31, 2007, Mr. Ward held options to purchase an aggregate of 33,750 shares of Common Stock.
(5) At March 31, 2007, Mr. Feeney held options to purchase an aggregate of 50,000 shares of Common Stock.
(6) At March 31, 2007, Mr. Lachenman held options to purchase an aggregate of 28,750 shares of Common Stock. Mr. Lachenman ceased to be a director on September 28, 2006.

         For Fiscal 2007, each non-employee Director received an annual stipend of $20,000, a fee of $1,500 per Board meeting attended and a fee of $750 per Committee meeting attended, and the Chairman of the Audit Committee received a special one-time payment of $10,000 in light of additional time commitments required of him in connection with the restatement of the Company's financial statements and change in auditors. All Directors are reimbursed for reasonable travel expenses incurred in connection with attending Board meetings. Pursuant to the Company's 2002 Long-Term Incentive Plan, each of the Company's non-employee Directors was granted an option to purchase 10,000 shares of Common Stock on April 30, 2006, exercisable at the fair market value of the shares of Common Stock on the date of grant. Each such option became exercisable as to 5,000 of the shares covered thereby on the date of grant and as to the remaining 5,000 shares on the first anniversary of the date of grant.

         In addition, on April 28, 2006, the Company's Board of Directors formed a Strategic Committee and appointed Marc C. Particelli and James H. Feeney to serve as members of that Committee. For serving on the Strategic Committee, each of Messrs. Particelli and Feeney received a one time fee of $15,000 and a five-year option to purchase 15,000 shares of Common Stock at a price of $1.70 per share. During Fiscal 2007, the Strategic Committee conducted an in-depth review of the Company's personnel and operations and made recommendation to the Company's Board of Directors and senior management based on such review.

         In connection with Mr. Tarzian's appointment as President and Chief Executive Officer in October 2006, the Company's Board of Directors approved compensation for Mr. Particelli, as the Company's non-executive Chairman of the Board following such appointment, in the amount of $100,000 per annum, which is in lieu of the $20,000 stipend paid to non-employee directors.

         For Fiscal 2008, in addition to the fees and stipends set forth above, the Board has approved annual payments of $15,000 and $7,500 for Chairmen of the Audit and Compensation Committees, respectively. During Fiscal 2008, the Board also approved the replacement of the annual grant to non-employee directors of options to purchase 10,000 shares of Common Stock, with the quarterly grant, on the first day of each fiscal quarter, of shares Common Stock with a value of $7,500 as of the last day of the preceding quarter. Half of the shares with respect to each such grant are subject to forfeiture in the event the grantee ceases to be a director of the Company during the one-year period following the date of grant. The first such grant to the Company's non-employee directors was effected on July 2, 2007.

                        TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

         In 2007, the Company adopted a written Related-Person Transactions Policy that sets forth the Company's policies and procedures regarding the identification, review, consideration and approval or ratification of "related-persons transactions." For purposes of our policy only, a "related-person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any "related person" are participants involving an amount that exceeds $50,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

         Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers and directors. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products, and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

RELATED-PERSON TRANSACTIONS

Paul Amershadian

         Prior to Fiscal 2007, the Company made loans to Paul Amershadian aggregating $550,000, which were evidenced by an Amended and Restated Promissory Note dated May 24, 2001. Prior to cancellation in March 2007, the Amended Note was secured by (i) a first lien and security interest in 163,196 shares of the

Company's Common Stock owned by Mr. Amershadian (after giving effect to the surrender of 153,052 shares described below), and (ii) a second mortgage on Mr. Amershadian's home. The Amended Note provided for payment of interest at a floating rate equal to the highest rate at which we pay interest on our bank borrowings, monthly payment of one-half of the interest that accrued over the preceding month, payment of accrued interest and principal from one-half of the after-tax amount, if any, of bonuses paid to Mr. Amershadian by the Company, and payment of the remaining balance of principal and accrued interest on May 24, 2006. Until April 2006, Mr. Amershadian did not make any of the required monthly interest payments under the Amended Note. On April 26, 2006, Mr. Amershadian surrendered to the Company for cancellation 153,052 shares of Common Stock as payment in full of interest in the amount of $283,147 accrued through May 24, 2006.

         Pursuant to an Agreement dated as of March 27, 2007, the employment relationship between the Company and Mr. Amershadian terminated effective March 31, 2007, the last day of the term of his employment under his Employment Agreement with the Company. Pursuant to the Agreement (i) the Company paid Mr. Amershadian a severance payment of $50,000, plus $12,500 per month for the three-month period ending June 30, 2007 for consulting services, (ii) Mr. Amershadian sold to three directors of the Company 163,196 shares of the Company's Common Stock for aggregate consideration of $258,568, which proceeds were paid to the Company to reduce Mr. Amershadian's obligations to the Company under the Amended Note, and (iii) Mr. Amershadian's remaining obligations under the Amended Note in the amount of approximately $306,000 were cancelled.

Lease of Optimum Office

         In connection with the Company's acquisition of its Optimum subsidiary in 1998, the Company entered into an agreement with Thomas Lachenman, a principal stockholder of the Company and former owner of Optimum, for the lease of the Cincinnati principal office of Optimum, which is owned by Mr. Lachenman. The agreement provides for annual rental payments, in the amount of $173,000 for Fiscal 2007, adjusted annually based upon changes in the local consumer price index. The lease expires in December 2010.

Termination Agreements

         As described above under "Executive Employment Contracts, Termination of Employment and Change-in-Control Arrangements", during Fiscal 2007, the Company entered into an agreement with respect to John Benfield's resignation as Chief Executive Officer of the Company, and subsequent to Fiscal 2007, the Company entered into agreement with respect to Erwin Mevorah's resignation as Chief Financial Officer of the Company.

Indemnification Agreements

         The Company has entered into individual indemnification agreements with its directors. The agreements implement with more specificity, and supplement, the indemnification provisions provided by Delaware law and the Company's By-Laws. The terms of the Indemnification Agreements provide, among other things, that to the extent permitted by Delaware law, the Company will indemnify the director party to the agreement against any and all losses, expenses and liabilities arising out of such person's service as a director of the Company.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. To the Company's knowledge, based solely on a review of the Forms 3, 4, and 5 submitted to the Company during and with respect to Fiscal 2007, there were no known failures to file a required Form 3, 4 or 5 and no known late filings of a required Form 3, 4 or 5 during Fiscal 2006 by any person required to file such forms with respect to the Company pursuant to Section 16 of the Exchange Act, other than two late filings of a Form 4 by Mr. Amershadian, and one late filing of a Form 4 by Mr. Particelli.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         BDO Seidman, LLP served as the Company's auditors for Fiscal 2006. On July 26, 2006, the Company was informed by BDO of BDO's resignation effective upon the completion of their review of the Company's financial statements for its first fiscal quarter ended June 30, 2006. BDO's review of the Company's first quarter financial statements was completed on August 14, 2006. Accordingly, BDO's resignation became effective on that date.

         The audit reports of BDO on the financial statements of the Company as of March 31, 2006 and 2005 and for the years then ended did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years of the Company and the subsequent interim period through August 14, 2006, there were no disagreements between the Company and BDO as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO would have caused BDO to make reference in their reports on the financial statements for such years to the subject matter of the disagreement, except for matters that were addressed by Grant Thornton in its letter dated January 23, 2007 included as Exhibit 16 to the Company's Form 8-K/A filing on January 25, 2007. Additionally, during the fiscal years ended March 31, 2006 and 2005, and through August 14, 2006, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

         On September 27, 2006, following the approval of its Audit Committee, the Company engaged Grant Thornton LLP, as its independent accountants to audit the Company's financial statements for its fiscal year ending March 31, 2007. In the Company's two most recent fiscal years and subsequent interim periods prior to such engagement, the Company had not (itself or through someone acting on its behalf) consulted with Grant Thornton on either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

         On January 10, 2007, following the approval of its Audit Committee, the Company, dismissed Grant Thornton as the Company's independent registered public accounting firm. At the time of such dismissal, Grant Thornton had not audited, or issued any report in respect of, any financial statements of the Company.

         During the two most recent fiscal years of the Company prior to their dismissal and the subsequent interim period through January 10, 2007, there were no disagreements between the Company and Grant Thornton as to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference in their reports on the financial statements for such years to the subject matter of the disagreement, had Grant Thornton issued a report with respect to such financial statements. Additionally, during the fiscal years ended March 31, 2006 and 2005, and through January 10, 2007, except as set forth below, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

         In connection with their review of our financial statements for the quarter ended September 30, 2006, Grant Thornton communicated to management and the Company's Audit Committee the existence of internal control deficiencies that constituted material weaknesses under standards established by the Public Company Accounting Oversight Board. A material weakness is a significant deficiency or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of financial statements will not be prevented or detected. The material weaknesses identified by Grant Thornton were the Company's:

         o failure to properly monitor and account for state sales and use tax liabilities in various jurisdictions; and

         o        misapplication of revenue recognition policies.

         These material weaknesses resulted in the restatement of the Company's financial statements for the quarter ended June 30, 2006 and the years ended March 31, 2006, 2005 and 2004. To remedy the weakness related to sales and use taxes, the Company retained third-party consultants with expertise in State and local sales and use taxes to further assist it in understanding and properly paying these obligations and recording these obligations on our financial statements.

         In addition, with the May 2007 restatement of the Company's financial statements, the Company corrected its misapplication of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables," to a particular promotional program. Prior to the restatement, the Company's misapplication of EITF 00-21 had resulted in the premature recording of revenues and related expenses during the fiscal year ended March 31, 2006. This error resulted in the understatement of revenues by approximately $524,000 and an overstatement of operating expenses by approximately $398,000 in the quarter ended June 30, 2006. Originally, the Company had determined that the design of the promotional program itself and the acquiring of participating partners entitled the Company to recognize a portion of the revenues to be generated by this program. The Company subsequently concluded that under EITF 00-21, revenues could only be recognized as certain field events of the program were executed on behalf of clients. Such execution occurred during the period of April 2006 through July 2006. The Company does not expect future errors of this nature to occur in connection with its application of EITF 00-21.

         Grant Thornton also advised the Audit Committee that it believed there existed several other significant deficiencies that in the aggregate constituted material weaknesses. The Company believes the following significant deficiencies identified by Grant Thornton adversely impacted its internal controls during Fiscal 2007:

         o Resource constraints faced by the Company's accounting department.

         o Excessive reliance on Excel spreadsheets in key areas, including as support for revenue recognition on certain customer contracts.

         o Insufficient controls in monitoring and controlling the posting of journal entries.

         o Ineffective controls over access by information technology personnel to information technology programs and systems.

         The Company's management and current independent auditors, Lazar Levine & Felix LLP, have discussed the material weaknesses described above with the Company's Audit Committee. By implementing the following remedial measures, management intends to improve its internal control over financial reporting and to avoid future material misstatements of our financial statements. The Company has implemented or is in the process of implementing the following measures:

         o        The restructuring of the accounting and finance department;

         o The engagement of a consultant specializing in accounting and financial reporting to augment our accounting staff;

         o The upgrading of our accounting and financial reporting software systems;

         o        Additional monitoring and review of selected journal entries;
                  and

         o The initiation of a comprehensive review of financial controls and procedures to address the issues identified above and to bring us into compliance with the requirements of the Sarbanes-Oxley Act with respect to internal controls and procedures.

         The Company is monitoring the effectiveness of these measures, and may take further action as it deems appropriate to strengthen its internal control over financial reporting. However, management does not expect that the Company's disclosure controls and procedures or our internal control over financial reporting will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been or will be detected.

         On January 10, 2007, following the approval of its Audit Committee, the Company engaged Lazar Levine, as its independent registered public accounting firm to audit the Company's financial statements for its fiscal year ending March 31, 2007.

         As part of the Company's process in retaining Lazar Levine, members of the Company's management met with Lazar Levine and communicated to Lazar Levine the subject matter of accounting issues raised by Grant Thornton with respect to financial statements that had been audited and reviewed, as applicable, by BDO. In addition, the Company provided Lazar Levine with memoranda analyzing such accounting issues. In accordance with the Company's specific request, Lazar Levine did not make a determination with respect to such matters prior to their engagement by the Company.

         Other than as set forth above, in the Company's two most recent fiscal years and subsequent interim periods prior to such engagement, the Company has not (itself or through someone acting on its behalf) consulted with Lazar Levine on either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Principal Accounting Firm Fees

         The following table sets forth the aggregate fees billed to and accrued by the Company for Fiscal 2007 and Fiscal 2006, by BDO Seidman, LLP and Lazar Levine & Felix LLP:

                                                                                Fiscal 2007(1)      Fiscal 2006(2)
                                                                               ---------------     ---------------
Audit Fees (for audit of annual financial statements
  and review of quarterly financial statements)                                $       421,300     $       273,000

Audit-Related Fees (review workpapers of predecessor auditors)                          64,500                  --

Tax Fees (for federal, State and local tax compliance and planning)                    107,850              30,000

All Other Fees (in connection with restatement of financial statements for
  prior periods)                                                                       163,594              21,000
                                                                               ---------------     ---------------
         Total                                                                 $       757,850     $       324,800
                                                                               ===============     ===============

         In addition to the fees set forth above, during Fiscal 2007, the Company paid $290,000 to Grant Thornton for services rendered during the period they served as the Company's independent auditor.

         It is expected that a representative of Lazar Levine will be present at the 2007 Annual Meeting of Stockholders and will be afforded the opportunity to make a statement and respond to appropriate questions from stockholders present at the meeting.

Pre-Approval Policies and Procedures

         The Audit Committee has adopted a policy requiring pre-approval by the Audit Committee of all services (audit and non-audit) to be provided to the Company by its independent auditor. In accordance with that policy, the Audit Committee approved all non-audit services rendered to the Company by BDO in Fiscal 2007 and has determined that the provision of non-audit services by such auditors was compatible with maintaining their independence. Lazar Levine has not provided the Company with any non-audit services.

                                    EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy, Annual Report on Form 10-K and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The solicitation of Proxies by mail may be supplemented by telephone by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                              STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. To be included in the proxy statement for the Company's Annual Meeting of Stockholders in 2008, stockholder proposals must be received by the Company at its principal executive office no later than [April 9], 2008 and must otherwise comply with the requirements of Rule 14a-8. In addition, the Company's By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company's proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at the Company's Annual Meeting of Stockholders in 2008, such a proposal must be received by the Company after June 21, 2008 but no later than July 23, 2008. However, if the date of the Company's Annual Meeting of Stockholders in 2008 is more than 30 days earlier or more than 30 days later than the date of the immediately preceding Annual Meeting (i.e., prior to August 20, 2008 or after October 19, 2008), then notice must be received not later than the close of business on the earlier of the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of such meeting is made. If a stockholder who has notified the Company of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at such meeting, the Company need not present the proposal for a vote at such meeting. All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to the Secretary of the Company at 75 Ninth Avenue, New York 10011.

                                       By Order of the Board of Directors

                                       Marc C. Particelli
                                       Chairman of the Board

New York, New York
[August 7], 2007


THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, BUT EXCLUDING EXHIBITS), IS BEING MAILED WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON AND UPON PAYMENT OF A FEE OF $3.00 PER EXHIBIT, A COPY OF ANY EXHIBIT TO THE ENCLOSED ANNUAL REPORT ON FORM 10-K. A LIST OF EXHIBITS IS SET FORTH IN SECTION IV OF THE ANNUAL REPORT ON FORM 10-K. REQUESTS FOR COPIES OF EXHIBITS SHOULD BE DIRECTED TO, COACTIVE MARKETING GROUP, INC., 75 NINTH AVENUE, NEW YORK, NEW YORK 10011, ATTENTION CORPORATE SECRETARY (TELEPHONE: (212) 660-3800).

                                                                       EXHIBIT A

                    PROPOSED CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION OF
                         COACTIVE MARKETING GROUP, INC.

                    Under Section 242 of the Delaware General
                                 Corporation Law

         Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the undersigned, being the President and Chief Executive Officer of CoActive Marketing Group, Inc., does hereby certify that:

         FIRST: The name of the corporation is CoActive Marketing Group, Inc. (hereinafter referred to as the "Corporation").

         SECOND: The Certificate of Incorporation of the Corporation is hereby amended by adding the following new Article THIRTEENTH, to read as follows:

                  "THIRTEENTH: Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director."

         THIRD: This amendment to the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors and by a majority of the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Incorporation of the Corporation this ____ day of September, 2007.

                                       By: ____________________________________
                                           Charles F. Tarzian,
                                           President and Chief Executive Officer

                                                                       EXHIBIT B

         If Proposal No. 2, relating to the classification of the Board of Directors, is approved, the By-laws of the Corporation will be amended by adding a new Section 3.1(c), to read in its entirety as set forth below, and by deleting Section 3.11 of the By-laws and replacing it as set forth below:

                  (c) Classes of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  3.11 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of the Class for which such directors have been chosen and until their successors are duly elected and qualified, or until their earlier resignation or removal. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

PROXY

                         COACTIVE MARKETING GROUP, INC.

                    75 Ninth Avenue, New York, New York 10011

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 19, 2007

         The undersigned hereby appoints Marc C. Particelli and Charles F. Tarzian, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and to represent the undersigned at the Annual Meeting of Stockholders of CoActive Marketing Group, Inc. (the "Company") to be held on September 19, 2007, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

                  (Continued and to be signed on reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                         COACTIVE MARKETING GROUP, INC.

                               SEPTEMBER 19, 2007

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

   - Please detach along perforated line and mail in the envelope provided. -

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

___________________________________________________________________________________________________________________________________

1.  Election Of Directors:                                               2.  For the approval of amendments to the Company's
                                                                             Certificate of Incorporation and Bylaws to
[ ] FOR ALL NOMINEES                 NOMINEES:                               adopt a classified Board of Directors.
                                     [ ]  James H. Feeney
[ ] WITHHOLD AUTHORITY               [ ]  Herbert M. Gardner
    FOR  ALL NOMINEES                [ ]  Marc C. Particelli
                                     [ ]  Charles F. Tarzian             3.  On such other matters as may properly come
[ ] FOR ALL EXCEPT                   [ ]  John A. Ward, III                  before the meeting.
    (See instructions below)

INSTRUCTION: To withhold authority to vote for any                       If no specification is made, this proxy will be voted FOR
individual nominee(s), mark "FOR ALL EXCEPT" and fill in the             Proposal 1 listed above.
circle next to each nominee you wish to withhold, as shown here: [X]
____________________________________________________________________

____________________________________________________________________

To change the address on your account, please check the box
at right and indicate your new address in the address space
above. Please note that changes to the registered name(s) on
the account may not be submitted via this method.                [ ]

____________________________________________________________________


Signature of Stockholder: ________________________  Date:______    Signature of Stockholder: ________________________  Date:______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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